SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): September 30, 2011

5Barz International Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

25910 Acero, Suite 370

Mission Viejo, California 92691

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 916-3261

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On December 30, 2010, the Registrant, 5Barz International Inc., a Nevada corporation, (“5BARz”), acquired, pursuant to an Assignment Agreement, amended January 3, 2011, from Dollardex Group Corp., a Panamanian Corporation (the “Assignment Agreement”), amongst other agreements all right title and  interest in an “Asset Purchase Agreement”, referred to herein as “The Agreement”.  Pursuant to the agreement, certain payments were required to be made on specific dates.  That Asset Purchase Agreement was amended on March 7, 2011 and again on May 12th 2011.

The Asset Purchase Agreement as amended May 12th 2011, had provided for payments aggregating $1.5 million USD paid for a 1/2 interest in the patent applications or legal equivalent thereto of Cellynx, payable in cash or immediately available funds as follows:

That pursuant to article 2.1 of the agreement dated for reference the 5th day of October 2010 as amended, and further assigned, that the payment of the unpaid balance of $1,164,566  payable at the date hereof (May 12th, 2011) be made payable, pursuant to this agreement on or before September 30, 2011.

That the payments under this Asset Purchase Agreement has been further amended to read as follows;

That pursuant to article 2.1 of the agreement dated for reference the 5th day of October 2010 as amended, and further assigned, that the payment of the unpaid balance of $1,200,651  payable at the date hereof be made payable, pursuant to this agreement on or before March 31, 2012.

All other terms of the agreements remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2011

5BARz International Inc.

	By:	/s/ Daniel Bland
Daniel Bland President and Secretary

EXHIBIT INDEX

Exhibit No.          Description

10.2                      Addendum to the Asset Purchase Agreement

3